UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2019 (January 11, 2019)

JOHNSON CONTROLS INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

Ireland	001-13836	98-0390500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Albert Quay, Cork, Ireland

(Address of principal executive offices)

353-21-423-5000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 11, 2019, Johnson Controls International plc (the “Company”) entered into a US$750,000,000 Credit Agreement among the Company, the lenders party thereto and U.S. Bank National Association, as administrative agent (the “Credit Agreement”), under which the Company received an unsecured term loan in the principal amount of $750 million that matures on the earlier of (a) January 10, 2020 and (b) the date that is five business days after the consummation of the sale of the Company’s power solutions business. The term loan will bear interest at the LIBO Rate (as defined in the Credit Agreement) determined for the interest period plus a fixed spread or, at the Company’s election, the Base Rate (as defined in the Credit Agreement). The proceeds of the term loan will be used for general business purposes.

The Credit Agreement contains various restrictions and covenants applicable to the Company and, with certain exceptions, its subsidiaries. Among other requirements, the Company must maintain consolidated shareholders’ equity of at least $3.5 billion.

The Credit Agreement also contains customary events of default. If an event of default under the Credit Agreement occurs and is continuing, then the administrative agent may declare any outstanding obligations under the Credit Agreement to be immediately due and payable. In addition, if the Company or any of its significant subsidiaries becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then any outstanding obligations under the Credit Agreement will automatically become immediately due and payable.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference. In the ordinary course of business, certain of the lenders under the Credit Agreement and their affiliates have provided, and may in the future provide, investment banking, commercial banking, cash management, foreign exchange or other financial services to the Company and/or one or more of its subsidiaries for which they have received, and may in the future receive, compensation.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

EXHIBIT INDEX

Exhibit No.	Description

10.1	US$750,000,000 Credit Agreement, dated as of January 11, 2019, among Johnson Controls International plc, the lenders party thereto and U.S. Bank National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2019

JOHNSON CONTROLS INTERNATIONAL PLC

By:	/s/ Brian J. Stief
	Name: Title	Brian J. Stief Executive Vice President and Chief Financial Officer